SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                 _______________________________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 or 15(d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934

                  _____________________________


Date of report (Date of earliest event reported) December 4, 1997
                                                 ------------------
                           ALTEON INC.
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       (Exact Name of Registrant as Specified in Charter)


       Delaware              0-19529             13-3304550
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(State or Other Juris-     (Commission         (I.R.S. Employer
diction of Incorporation)  File Number)       Identification No.)



170 Williams Drive, Ramsey, New Jersey                      07446

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(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code (201) 934-5000
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  (Former Name or Former Address, If Changed Since Last Report)

Item 5. Other Events.

     The Company and Genentech, Inc. ("Genentech") have entered into a Stock Purchase Agreement pursuant to which the Company will sell to Genentech shares of its Common Stock, Series G Preferred Stock and Series H Preferred Stock. The Company and Genentech have also entered into a Development Collaboration and License Agreement providing, inter alia, for the collaborative development between the Company and Genentech of certain products and for certain exclusive license rights to Genentech for certain of the Company's products.

     The terms of the Preferred Stock and certain obligations of the Company in connection with the issuance of the Preferred Stock are set forth in the Certificates of Designations of the Preferred Stock and the Stock Purchase Agreement, copies of which are attached hereto as Exhibits 3.1, 3.2 and 10.1. The terms of the Company's collaborative and licensing relationship with Genentech are set forth in the Development Collaboration and License Agreement, a copy of which is attached hereto as Exhibit 10.2.

      In connection with the foregoing transactions, the Company issued the following press release:

     RAMSEY, N.J., and SOUTH SAN FRANCISCO, Calif., Dec. 4 /PRNewswire/ -- Alteon Inc. (Nasdaq: ALTN) and Genentech, Inc. (NYSE: GNE) today announced they have entered into a series of agreements for the continued development and marketing of Pimagedine, an Advanced Glycosylation End-product (A.G.E.) formation inhibitor currently in Phase III clinical trials to treat kidney disease in diabetic patients. The agreements also include rights to second-generation A.G.E. formation inhibitors, currently in pre-clinical development. Investments, milestones and funding for development efforts associated with Pimagedine and second-generation compounds could approach $200 million, excluding royalties.

     By entering into these agreements, Alteon has granted Genentech worldwide exclusive license rights to Pimagedine (except for Japan, China, South Korea and Taiwan, territories covered under a previous Alteon agreement with Yamanouchi Pharmaceutical Co. of Japan, and Israel, Jordan, Bulgaria, Cyprus and South Africa, territories covered under a previous Alteon agreement with Gamida). Alteon has also granted Genentech exclusive license rights to second-generation A.G.E. formation inhibitor products (and any future Alteon compounds in this class), to be selected by Genentech after review of Alteon's A.G.E. formation inhibitor portfolio, in the same territory as for Pimagedine.

     PIMAGEDINE

     In order to fund the continued development of Pimagedine and support possible additional clinical trials for expanded indications of the drug, Genentech will make a series of equity investments in Alteon. Genentech will make an initial equity investment of $15 million in combination of Alteon common stock and convertible preferred stock. Thereafter, Genentech will fund development costs for Pimagedine with an investment of up to $48 million in Alteon convertible preferred stock, payable as an initial $16 million cash investment in January 1998, with future investments to follow.

     Under the terms of the deal, Alteon will receive an additional $50 million in payments from Genentech upon meeting milestones relating to U.S. and European regulatory filings and approvals. Following commercialization, Alteon will receive a significant royalty on net sales of Pimagedine within the licensed territories.

     SECOND-GENERATION PRODUCTS

     Alteon has also granted to Genentech an exclusive license to second-generation products, to be selected from those currently in Alteon's portfolio of A.G.E. formation inhibitors and any future Alteon compounds in this class. Genentech will assume all costs associated with the development of second-generation products. Alteon will receive $50 million in milestone payments relating to U.S. and European regulatory filings and approvals, as well as a significant royalty on net sales within the licensed territories.

     DEVELOPMENT/MARKETING RESPONSIBILITIES

     Under the agreements, all development activities in the United States will be jointly managed by a steering committee with representatives from Alteon and Genentech. Genentech will advise Alteon on development outside the United States, and on marketing and sales of licensed products throughout the licensed territory.

     "We are extremely pleased to be working with a company possessing the same entrepreneurial spirit as our own. Genentech's many contributions to pharmaceutical progress are clear examples of its commitment to cutting edge research and development," said James J. Mauzey, Alteon Chairman and Chief Executive Officer. "Our collaboration with Genentech provides us with an extraordinary opportunity to introduce products that offer breakthrough potential for the treatment of diabetic complications and other conditions. It also allows us to intensify our efforts on the development of other exciting products in our pipeline."

     "This agreement with Alteon represents a significant business opportunity and reflects Genentech's corporate strategy to license late-stage products that can augment our product portfolio and contribute to revenues near-term," said Arthur D. Levinson, Ph.D., Genentech President and Chief Executive Officer. "Working together with Alteon, we look forward to completing development and filing for approval so this important treatment can be available to people with diabetes and their families."

     Genentech, Inc. is a leading biotechnology company that discovers, develops, manufactures and markets human pharmaceuticals for significant unmet medical needs. Eleven of the currently marketed biotechnology products stem from Genentech science. Genentech markets or promotes eight biotechnology products in the United States. Genentech is headquartered in South San Francisco, California, and is traded on the New York Stock Exchange and Pacific Exchange under the symbol GNE. Genentech's worldwide Web address is http://www.gene.com.

     Alteon is a leader in the discovery and development of pharmaceutical products for the treatment of the complications of diabetes and age-related diseases. Pimagedine, its lead first-in-class compound, is being developed to inhibit or block abnormal glucose/protein complexes that lead to diabetic complications such as kidney disease and retinopathy. Three pivotal clinical trials evaluating Pimagedine for the complications of diabetes are ongoing: two Phase III ACTION (A Clinical Trial In Overt Nephropathy) trials in diabetic patients with progressive kidney disease; and a Phase III trial in patients with end-stage renal disease (ESRD), which was recently expanded from a Phase II trial because of a positive trend in the mortality rate of treated patients versus those on placebo. The ACTION trials are being conducted at more than 100 North American sites and involve over 1,200 patients. ACTION I (in Type I diabetics) is scheduled to be unblinded in 1998. In addition, Alteon is continuing to broaden its product pipeline through extensive research on two new categories of agents: A.G.E. cross-link breakers and the glucose lowering agent series of compounds.

     Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to technology and product development, regulatory approval processes, intellectual property rights and litigation, competitive products and other risks identified in Alteon's filings with the Securities and Exchange Commission. Actual results, events or performances may differ materially. Alteon undertakes no obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                               # # #


     In connection with the sale of the Common and Preferred Stock, the Company amended the Stockholders' Rights Agreement dated July 27, 1995 between the Company and Registrar and Transfer Company, as Rights Agent, to provide that under certain circumstances Genentech and certain of its affiliates will not be deemed to be Beneficial Owners (as defined in such Agreement) of the Common Stock issuable or issued upon conversion of the Preferred Stock.


Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits

         The following Exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

3.1  Certificate of Designations of Series G Preferred Stock of
     Alteon Inc.

3.2  Certificate of Designations of Series H Preferred Stock of
     Alteon Inc.

4.1  Amendment to Stockholders' Rights Agreement between Alteon
     Inc. and Registrar and Transfer Company, as Rights Agent

10.1 Stock Purchase Agreement dated as of December 1, 1997 between Alteon Inc. and Genentech, Inc.(without Exhibits B and C which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K)

10.2 Development Collaboration and License Agreement between
     Alteon Inc. and Genentech, Inc. dated as of December 1, 1997


                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Alteon Inc.


                              By: /s/ James J. Mauzey
                                  -------------------------------
                                  James J. Mauzey
                                  Chairman of the Board and
                                  Chief Executive Officer


Date: December 10, 1997

                          EXHIBIT INDEX

Exhibit
  No.     Description of Exhibit

3.1  Certificate of Designations of Series G Preferred Stock of
     Alteon Inc.

3.2  Certificate of Designations of Series H Preferred Stock of
     Alteon Inc.

4.1  Amendment to Stockholders' Rights Agreement between Alteon
     Inc. and Registrar and Transfer Company, as Rights Agent

10.1 Stock Purchase Agreement dated as of December 1, 1997 between Alteon Inc. and Genentech, Inc.(without Exhibits B and C which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K)

10.2 Development Collaboration and License Agreement dated as of
     December 1, 1997 between Alteon Inc. and Genentech, Inc.